Exhibit 5
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                                                               August 15, 2001


via EDGAR
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The Morgan Group, Inc.
2746 Old U.S. 20 West
Elkhart, Indiana   46514

Re:      The Morgan Group, Inc. Registration Statement on Form S-2

Ladies and Gentlemen:

         You have requested our opinion in connection with the proposed offering of up to 1,248,157 shares of Class A common stock (the "Securities") by The Morgan Group, Inc. (the "Company"), which are to be registered for sale pursuant to the Registration Statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), upon the exercise of warrants (the "Warrants") described therein. We have examined such corporate records, certificates, and other documents, and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

         On the basis of such examination and review, we advise you that, in our opinion, the Securities have been duly authorized, and, when (i) the Registration Statement filed by the Company with respect to the Securities shall have become effective under the Act, and (ii) the Securities shall have been executed, authenticated, issued, and delivered to and paid for by the holders exercising Warrants in accordance with their terms, will be validly and legally issued, fully paid and non- assessable.

         The foregoing is limited to the application of the General Corporation Law of the State of Delaware, the internal laws of the State of Indiana and applicable federal law, and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                    Very truly yours,

                                                 /s/ BARNES & THORNBURG

                                                    BARNES & THORNBURG